UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2008

Brigham Exploration Company
(Exact name of registrant as specified in its charter)

Delaware	000-22433	75-2692967
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6300 Bridgepoint Parkway Building Two, Suite 500 Austin, Texas	78730
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 427-3300

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.

On November 7, 2008, Brigham Exploration Company entered into its Third Amendment to its Fourth Amended and Restated Credit Agreement dated as of June 29, 2005 (“Third Amendment”) with Bank of America, N.A. as Administrative Agent and Issuing Lender, The Royal Bank of Scotland plc, BNP Paribas, Natixis, and Capital One, National Association. The pricing grid for Applicable Margin was restated and the Base Rate definition was revised to include the Eurodollar Rate plus 1.50%. Pursuant to other revisions, Defaulting Lenders are excluded for purposes of making a determination of Majority Lenders, the Defaulting Lender’s Unused Commitment Amount shall not be treated as a consolidated current asset and Defaulting Lenders shall not have rights to approve or disapprove any amendment, waiver or consent. The Third Amendment also increased the borrowing base available to us from $135 million to $145 million and a revised commitment and pro rata share schedule was attached as Schedule 1. The Third Amendment is included herein as Exhibit 10.43 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	10.43 Third Amendment to the Fourth Amended and Restated Credit Agreement Dated as of June 29, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRIGHAM EXPLORATION COMPANY

Date: November 12, 2008

By:	/s/ Eugene B. Shepherd, Jr.

Eugene B. Shepherd, Jr.

Executive Vice President & Chief Financial Officer

INDEX TO EXHIBITS

Item Number	Exhibit
10.43	Third Amendment to the Fourth Amended and Restated Credit Agreement dated as of June 29, 2005